Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement, dated as of September 28, 2000, is by and between ArthroCare Corporation, a Delaware corporation ("Purchaser"), and Integra LifeSciences Holdings Corporation, a Delaware corporation (the "Company" or "Integra").

RECITALS

     A. The Company is authorized to issue 60,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 16,510,024 are outstanding.

     B. Purchaser desires to purchase from the Company for a purchase price of Five Million Dollars ($5,000,000), and the Company desires to issue and sell to Purchaser at such price, Three Hundred Thirty-three Thousand Three Hundred Thirty-Four (333,334) shares of such Common Stock (the "Shares"), subject to the terms and conditions of this Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

     "AFFILIATE" shall mean any Person who is an "affiliate" (as defined in Rule 12b-2 under the Exchange Act) of, and any Person controlling, controlled by, or under common control with, Purchaser.

     "AGREEMENT" means this Agreement as it may be amended, supplemented or modified.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "BY-LAWS" means the amended and restated by-laws of Integra, as amended and as in effect on the Closing Date.

     "CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of Integra, as amended and as in effect on the Closing Date.

     "CLOSING DATE" shall mean September 28, 2000, or such other date as may be agreed in writing by the parties hereto.

     "CONDITION OF INTEGRA" means the assets, business, properties, operations or financial condition of Integra and the Subsidiaries, taken as a whole.

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     "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     "ENVIRONMENTAL LAW" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor statute), and the rules and regulations of the SEC promulgated thereunder.

     "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, and any entity owned or controlled by any of the foregoing.

     "INCLUDING" means including, without limitation.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, priority, right or other security interest or preferential arrangement (excluding preferred stock and equity-related preferences).

     "ORDER" means any judgment, injunction, writ, award, decree or order of any Governmental Authority.

     "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "PUBLIC DOCUMENTS" means (i) all SEC Documents; and (ii) all of Integra's press releases issued since December 31, 1999.

     "REQUIREMENT OF LAW" means, as to any Person, any law, regulation, rule, treaty, Order or other determination of a Governmental Authority or a stock exchange, in each case binding upon such Person or its Property.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "SEC DOCUMENTS" means all registration statements, proxy statements, reports and other documents required to be filed by Integra under the Securities Act or the Exchange Act, and all amendments and supplements thereto, filed by Integra with the SEC since December 31, 1999.

     "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor statute), and the rules and regulations of the SEC promulgated thereunder.

     "SUBSIDIARY" means a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by Integra.

     1.2 OTHER DEFINED TERMS. The following terms shall have the meanings given for such terms in the sections set forth below:

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        TERM                                        SECTION

        Closing                                     3.1
        Common Stock                                Recitals
        Indemnified Party                           11.1
        Losses                                      11.1
        Shares                                      Recitals

                                   ARTICLE II

PURCHASE AND SALE OF SHARES


     2.1 TRANSFER OF SHARES. Upon the terms and subject to the conditions contained herein, the Company will issue, sell and deliver to Buyer, and Purchaser will acquire on the Closing Date, the Shares.

     2.2 CONSIDERATION FOR SHARES. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Shares, Purchaser shall pay a purchase price of Five Million Dollars ($5,000,000), payable by wire transfer of immediately available funds to an account specified by the Company.

                                   ARTICLE III

CLOSING

     3.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at 11 a.m. local time on the Closing Date at the offices of the Company unless the parties hereto otherwise agree.

     3.2 CLOSING PAYMENT AND DOCUMENTS. To effect the issuance and sale referred to in SECTION 2.1 and the delivery of the consideration described in SECTION 2.2, the Company and Purchaser shall, on the Closing Date, deliver the following:

     (a) The Company shall deliver to Purchaser certificate(s) evidencing the Shares;

     (b) Purchaser shall wire immediately available funds as provided in SECTION 2.2;

     (c) Purchaser shall deliver to the Company the documents shown in the Closing Agenda attached to this Agreement as EXHIBIT 3.2 (the "Closing Agenda") as being delivered by it, and such other instruments and documents as may be reasonably requested by the Company, all in form reasonably satisfactory to the Company's counsel; and

     (d) The Company shall deliver to Purchaser the documents shown in the Closing Agenda as being delivered by it, and such other instruments and documents as may be reasonably requested by Purchaser, all in form reasonably satisfactory to Purchaser's counsel.

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     4.1 CORPORATE EXISTENCE AND POWER. Integra (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and


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authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as described in the SEC Documents; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so or be so would not have a material adverse effect on the Condition of Integra.

     4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Integra of this Agreement, including the sale, issuance and delivery of the Shares (a) are within Integra's corporate power and have been duly authorized by all necessary corporate action of Integra; (b) do not contravene the terms of the Certificate of Incorporation or By-laws; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of Integra, material Requirement of Law applicable to Integra or Order applicable to Integra, except for those Contractual Obligations, Requirements of Law or Orders the violation of which would not have a material adverse effect on the Condition of Integra.

     4.3 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. No approval, consent, authorization, or other action by, notice to, or filing with, any Governmental Authority or any other Person, including any approval or authorization of Integra's stockholders, is required for the execution, delivery or performance (including the sale, issuance and delivery of the Shares) by, or enforcement against, Integra of this Agreement; except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

     4.4 BINDING EFFECT. This Agreement has been duly executed and delivered by Integra and constitutes a legal, valid and binding obligation of Integra, enforceable against Integra in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5 CAPITALIZATION.

     (a) The authorized capital stock of Integra at the close of business on September 18, 2000 consisted of (x) 60,000,000 shares of Common Stock, of which 16,510,024 shares are issued and outstanding and (y) 15,000,000 shares of preferred stock, par value $.01 per share, of which (i) 2,000,000 shares have been designated as Series A Preferred Stock (of which 500,000 shares are issued and outstanding), (ii) 120,000 shares have been designated as Series B preferred Stock (of which 100,000 shares are issued and outstanding), and (iii) 54,000 shares have been designated as Series C Preferred Stock (of which 54,000 shares are issued and outstanding). Except as set forth in EXHIBIT 4.5 there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued or unauthorized shares or treasury shares of Integra's capital stock.

     (b) There has been no change in the authorized, issued and outstanding capital stock of Integra in the interval between September 18, 2000 and the Closing Date, except for shares of Common Stock issued upon the exercise of warrants or options.

     (c) The Shares are duly authorized and, when issued and sold to Purchaser after payment therefor, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

     (d) Based in part on the representations of Purchaser in this Agreement, the Shares will be issued in compliance with, or pursuant to an exemption from, the registration requirements of all applicable federal and state securities laws.

     4.6 SEC DOCUMENTS.

     (a) Integra has filed all SEC Documents required to be filed by it since December 31, 1999 under the Securities Act or the Exchange Act.


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     (b) As of its filing date, each SEC Document referred to in subsection (a)
above (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.7 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Public Documents and except for the transaction expressly contemplated hereby, since December 31, 1999:

     (a) there has been no material adverse change in the Condition of Integra, whether or not arising in the ordinary course of business (other than operating losses consistent with the historical results of Integra);

     (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Condition of Integra; and

     (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     4.8 NO GENERAL SOLICITATION. No form of general solicitation or general advertising was used by Integra or its representatives in connection with the offer or sale of the Shares.

     4.9 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Integra in connection with the transactions contemplated hereby or based on any agreement, arrangement or understanding with Integra or any action taken by Integra.

     4.10 NO ACTIONS. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which, singly or in the aggregate, (a) except as set forth in the Public Documents, would result in any material adverse change in the Condition of Integra, or which (b) seeks to challenge the consummation of this Agreement, nor, to the best knowledge of the Company, is there any reasonable basis therefor. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality, which, singly or in the aggregate, would have a material adverse effect on the Condition of Integra.

     4.11 ENVIRONMENTAL. Except as set forth in the Public Documents, and except to the extent that, individually or in the aggregate, failure to satisfy the following representations has not had, and would not reasonably be expected to have, a material adverse effect on the Condition of Integra, (i) the Company is in compliance with all applicable Environmental Laws; (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals; and (iii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company.

                                    ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Integra as follows:

     5.1 CORPORATE EXISTENCE AND POWER. Purchaser (a) is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Purchaser of this Agreement, including the purchase of the
Shares: (a) have been duly authorized by all necessary corporate action; (b) do not contravene the terms of Purchaser's organizational documents; and (c) do not


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violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of Purchaser, Requirement of Law applicable to Purchaser, or Order applicable to Purchaser, except for those Contractual Obligations, Requirements of Law or Orders the violation of which would not have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

     5.3 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. No approval, consent, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required for the execution, delivery or performance (including the purchase of the Shares) by, or enforcement against, Purchaser of this Agreement; except for filings pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

     5.4 BINDING EFFECT. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     5.5 PURCHASE FOR OWN ACCOUNT, ETC. The Shares to be acquired by Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Shares or any part thereof in any transaction that would be in violation of federal or state securities laws. Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the Shares substantially to the following effect:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

     5.6 ACCREDITATION; SOPHISTICATION; OTHER SECURITIES LAWS MATTERS. Purchaser
(a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act; (b) has sufficient knowledge and experience in investing in companies similar to Integra so as to be able to evaluate the risks and merits of its investment in Integra and is able financially to bear the risks thereof;
(c) has had an opportunity to discuss Integra's business, management and financial affairs with Integra's management; and (d) is a resident of the State of California for purposes of state "blue sky" securities laws.

     5.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Purchaser in connection with the transactions contemplated hereby or based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

                                   ARTICLE VI

CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser to purchase the Shares and to pay the purchase price therefor at the Closing shall be subject to the satisfaction as determined by, or waiver by, Purchaser of the following conditions on or before the Closing
Date:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Integra contained in ARTICLE IV hereof shall be (a) true and correct as of the date of signing of this Agreement and (b) true and correct in all material respects (without duplication of any materiality qualifier contained therein) at the Closing Date as if made on such date.

     6.2 COMPLIANCE WITH THIS AGREEMENT. Integra shall have performed and complied in all material respects with all of its agreements and covenants set forth herein that are required to be performed or complied with by Integra on or before the Closing Date.


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     6.3 NO MATERIAL LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against Integra or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the ability of Integra to perform its obligations under this Agreement.

     6.4 NO MATERIAL ORDER. There shall not be on the Closing Date any Order which would, in the judgment of Purchaser, (a) prohibit or restrict the purchase of the Shares, or (b) subject Purchaser to any material penalty or other materially onerous condition if the Shares were to be purchased hereunder.

     6.5 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Condition of Integra (other than operating losses consistent with the historic results of Integra).

     6.6 COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a certificate executed by the President, and the chief financial or accounting officer of the Company, dated as of the Closing Date, in a form reasonably satisfactory to Purchaser, to the effect that the conditions specified in SECTIONS 6.1, 6.2, 6.3, 6.4 and 6.5 have been fulfilled.

     6.7 SECRETARY'S CERTIFICATE. The Company shall have delivered to Purchaser a certificate executed by the Secretary of the Company, dated as of the Closing Date, in a form reasonably satisfactory to Purchaser and having attached thereto
(i) the Certificate of Incorporation, (ii) the Bylaws, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authorities in Delaware, dated a recent date before the Closing Date.

     6.8 LEGAL OPINION. Purchaser shall have received from John B. Henneman, III, Chief Administrative Officer of the Company (responsible for the legal affairs of the Company), an opinion dated as of the Closing, in form and substance reasonably satisfactory to Purchaser, regarding the issues set forth in Exhibit 6.8 (subject to customary exceptions and qualifications).

                                   ARTICLE VII

CONDITIONS TO INTEGRA'S OBLIGATION TO CLOSE

     The obligation of Integra to issue and sell the Shares at the Closing shall be subject to the satisfaction as determined by, or waiver by, Integra of the following conditions on or before the Closing Date:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in ARTICLE V hereof shall be (a) true and correct as of the date of signing of this Agreement and (b) true and correct in all material respects (without duplication of any materiality qualifier contained therein) at the Closing Date as if made on such date.

     7.2 COMPLIANCE WITH THIS AGREEMENT. Purchaser shall have performed and complied in all material respects with all of its agreements and covenants set forth herein that are required to be performed or complied with by Purchaser on or before the Closing Date.

     7.3 NO MATERIAL ORDER. There shall not be on the Closing Date any Order which would, in the judgment of Integra, (a) prohibit or restrict the sale of the Shares, or (b) subject Integra to any penalty or other materially onerous condition if the Shares were to be sold hereunder.

     7.4 COMPLIANCE CERTIFICATE. Purchaser shall have delivered to the Company a certificate executed by the President of Purchaser, dated as of the Closing Date, in a form reasonably satisfactory to the Company, to the effect that the conditions specified in SECTIONS 7.1, 7.2, and 7.3 have been fulfilled.


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                                  ARTICLE VIII

PRE-CLOSING COVENANTS OF INTEGRA

     8.1 PRESERVATION OF EXISTENCE. From the date hereof until the Closing Date, Integra shall, and shall use all commercially reasonable efforts to cause each of its Subsidiaries to:

     (a) preserve and maintain its existence and good standing under the laws of its jurisdiction of formation or organization;

     (b) take all commercially reasonable action to preserve and maintain all material rights, privileges, qualifications, applications, estimates, licenses and franchises necessary in the normal conduct of its business; and

     (c) conduct its business in accordance with sound business practices and keep its useful and necessary properties in good working order and condition (normal wear and tear excepted).

                                   ARTICLE IX

POST-CLOSING COVENANTS OF INTEGRA

     9.1 REPORTS UNDER EXCHANGE ACT. With a view to making available to Purchaser the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to Purchaser, so long as Purchaser owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Purchaser of any rule or regulation of the SEC which permits the selling of the Shares without registration.

                                    ARTICLE X

TERMINATION OF AGREEMENT

     10.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

     (a) at any time on or prior to the Closing Date, by mutual written consent of Integra and Purchaser;

     (b) at the election of Integra or Purchaser by notice to the other party hereto after 5:00 p.m., New York City time on October 31, 2000, if the transactions contemplated by this Agreement shall not have been consummated, unless such date is extended by the mutual written consent of Integra and Purchaser;

     (c) at the election of the Integra, by notice to Purchaser, if any one or more of the conditions to its obligation to close set forth in ARTICLE VII has not been satisfied or waived and the Closing shall not have occurred on the scheduled Closing Date;


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     (d) at the election of Purchaser, by notice to Integra, if any one or more of the conditions to its obligation to close set forth in ARTICLE VI has not been satisfied or waived and the Closing shall not have occurred on the scheduled Closing Date;

     (e) at the election of Integra, by notice to Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Purchaser contained in this Agreement, which breach has not been cured within ten (10) Business Days after notice to Purchaser of such breach; or

     (f) at the election of Purchaser, by notice to Integra, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Integra contained in this Agreement, which breach has not been cured within ten (10) Business Days after notice to Integra of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in SECTION 10.2.

     10.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; PROVIDED, HOWEVER, that (i) no party hereto shall have any liability in respect of a termination of this Agreement pursuant to SECTION 10.1(A) or SECTION 10.1(B) and (ii) nothing shall relieve any party from any liability for actual damages resulting from a termination of this Agreement pursuant to SECTION 10.1(E) or 10.1(F); AND PROVIDED FURTHER, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from a terminate of this Agreement pursuant to this ARTICLE X.

                                   ARTICLE XI

INDEMNIFICATION

     11.1 INDEMNIFICATION. Except as otherwise provided in this ARTICLE XI, Integra agrees to indemnify, defend and hold harmless Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, members, partners and controlling persons (each, an "Indemnified Party") from and against any and all Losses (as hereinafter defined) resulting from, arising out of or relating to any breach of any representation, warranty, covenant or agreement by Integra in this Agreement, including Losses arising out of any legal, administrative or other actions (including actions brought by Purchaser or Integra or any equityholders of Integra or derivative actions brought by any Person claiming through or in Integra's name), proceedings or investigations (whether formal or informal), or written threats thereof, arising out of this Agreement or the transactions contemplated hereby; PROVIDED, HOWEVER, that Integra shall not be liable under this SECTION 11.1 to an Indemnified Party to the extent that such Losses resulted from the breach by Purchaser of any representation, warranty, covenant or other agreement of Purchaser contained in this Agreement; and PROVIDED, FURTHER that if and to the extent that such indemnification is unenforceable for any reason, then Integra shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. "Losses" means only (a) direct out-of-pocket payments of judgments and settlements, costs and expenses of the Indemnified Parties and (b) diminution in value of the Shares directly attributable to a breach of any representation, warranty, covenant or agreement by Integra in this Agreement.

     11.2 NOTIFICATION. Each Indemnified Party under this ARTICLE XI will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from Integra under the this ARTICLE XI, notify Integra in writing of the commencement thereof. The omission of any Indemnified Party to so notify Integra of any such action shall not relieve Integra from any liability which Integra may have to such Indemnified Party (a) other than pursuant to this ARTICLE XI or (b) under this ARTICLE XI unless, and only to the extent that, such omission results in Integra's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify Integra of the commencement thereof, Integra shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both Integra, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to


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become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of Integra and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between Integra, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that Integra shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. Integra agrees that it will not, without the prior written consent of Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding and imposes no obligations upon such Indemnified Party. Integra shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

     11.3 INDEMNIFICATION SOLE REMEDY AT LAW. The rights accorded to each Indemnified Party hereunder shall be the sole rights that such Indemnified Party may have at common law, by separate agreement or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this ARTICLE XI shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

                                   ARTICLE XII

MISCELLANEOUS

     12.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties in SECTION 4.5(c) (which shall survive without limitation), all of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period ending 30 days after the filing with the SEC of Integra's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     12.2 NOTICES. All notices provided for hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                   (i)  if to Purchaser:

                           ArthroCare Corporation
                           595 North Pastoria Avenue
                           Sunnyvale, California 94086
                           Attn:  John Raffle

                           and a copy to:

                           Latham & Watkins
                           135 Commonwealth Drive
                           Menlo Park, California 94025
                           Attn: Michael W. Hall

                   (ii)  if to Integra:

                           Integra LifeSciences Holdings Corporation
                           105 Morgan Lane
                           Plainsboro, NJ 08536
                           Facsimile:        (609) 275-1082
                           Attention:        Stuart M. Essig
                                             and General Counsel

                           with a copy to:

                           GoodSmith, Gregg & Unruh
                           300 S. Wacker Drive, Suite 3100
                           Chicago, IL 60606
                           Facsimile:        (312) 322-0056
                           Attention:        Marilee C. Unruh


                                       10
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     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     12.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, Purchaser may assign any of its rights under this Agreement to any of its Affiliates. Integra may not assign any of its rights under this Agreement except to a successor-in-interest to Integra. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     12.4 AMENDMENT AND WAIVER.

     (a) No failure or delay on the part of Integra or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (b) Any amendment, supplement or modification to or of any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (i) only if it is made in writing and signed by Integra and Purchaser, and (ii) only in the specific instance and for the specific purpose for which made.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be in original and all of which taken together shall constitute one and the same agreement.

     12.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     12.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     12.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

     12.9 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings, other than those set forth herein.

     12.10 EXPENSES. Each of Integra and Purchaser shall bear and pay their own fees and expenses in connection with the negotiation and execution of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                                    By:     /s/ Stuart M. Essig
                                            ------------------------------------
                                            Stuart M. Essig
                                            President & Chief Executive Officer


                                    ARTHROCARE CORPORATION

                                    By:     /s/ Michael A. Baker
                                            ------------------------------------
                                            Michael A. Baker
                                            President & Chief Executive Officer